Exhibit 99.2k(iii)

                      SUBSCRIPTION RIGHTS AGENCY AGREEMENT

This Subscription Rights Agency Agreement (the "Agreement") is made as of this day of , by and between H & Q Healthcare Investors, a Massachusetts business trust (the "Fund"); and State Street Bank and Trust Company, a national banking association, as subscription and distribution agent ("Agent").

WHEREAS, the Fund proposes to make a subscription offer by issuing certificates or other evidences of subscription rights, in the form designated by the Fund (the "Subscription Certificates") to shareholders of record (the "Shareholders") of its Common Stock, par value $.01 per share (the "Common Stock"), as of a record date specified by the Fund (the "Record Date"), pursuant to which each Shareholder will have certain rights (the "Rights") to subscribe for shares of Common Stock, as described in and upon such terms as are set forth in the final prospectus (the "Prospectus") included in the Form N-2 Registration Statement originally filed by the Fund with the Securities and Exchange Commission on January 3, 1997, as amended (as amended, the "Registration Statement"), in accordance with the applicable requirements of the Securities Act of 1933, as amended (the "Act");

WHEREAS, the Fund wishes the Agent to perform certain acts on its behalf and the Agent is willing to so act, in connection with the distribution of the Subscription Certificates and the issuance and exercise of the Rights to subscribe therein set forth, all upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

1. Pursuant to resolution of its Board of Trustees, the Fund hereby appoints and authorizes the Agent to act on its behalf in accordance with the provisions hereof, and the Agent hereby accepts such appointment and agrees to so act.

2. (a) Each Subscription Certificate shall evidence the Rights of the Shareholder therein named to purchase Common Stock upon the terms and conditions therein and herein set forth.

     (b) Upon the written advice of the Fund signed by its Chairman, President, Secretary or Assistant Secretary, as to the Record Date, the agent shall, from a list of Shareholders as of the Record Date to be prepared by the Agent in its capacity as Transfer Agent of the Fund, prepare and record Subscription Certificates in the names of the Shareholders, setting forth the number of Rights to subscribe to Common Stock calculated on the basis of one Right for each share of Common Stock recorded on the books of the Fund in the name of each such Shareholder as of the Record Date.

     (c) Each Subscription Certificate shall be dated as of the Record Date and shall be executed manually or by facsimiles signature of a duly authorized Officer of H & Q Healthcare Investors. Upon the written advice, signed as aforesaid, as to the effective date of the Registration Statement, the Agent shall as promptly as practicable countersign and deliver the Subscription Certificates, together with a copy of the Prospectus, to all Record Date Shareholders. No Subscription Certificate shall be valid for any purpose unless so executed. Should any Officer whose signature has been placed upon a Subscription Certificate cease to hold such office at any time thereafter, such event shall have no effect on the validity of such Subscription Certificate.

3.   Rights and Issuance of Subscription Certificates.

     (a) Each Subscription Certificate shall not be transferable and shall, unless exercised by the holder thereof in the manner set forth in the Prospectus, expire upon the expiration of the offer. The Agent shall, in its capacity as transfer agent for the Fund, maintain a register of Subscription Certificates and the holders of record thereof (each of whom shall be deemed a "Shareholder" hereunder for purposes of determining the rights of holders of Subscription Certificates). Each Subscription Certificate shall, subject to the provisions thereof, entitle the Shareholder in whose name it is recorded to the following:

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          (1)  The right (the "Basic Subscription Right") to purchase a number of shares of Common Stock equal to one share of Common Stock for every three Rights; provided, however, that no fractional shares of Common Stock shall be issued; and

          (2) The right (the "Oversubscription Right") to purchase additional shares of Common Stock, subject to the availability of such shares and to allotment of such shares as may be available among Shareholders who exercise Oversubscription Rights on the basis specified in the Prospectus; provided, however, that a Shareholder who has not exercised his Basic Subscription Right with respect to me full number of shares that such Shareholder is entitled to purchase by virtue of his Basic Subscription Right as of the Expiration Date, if any, shall not be entitled to any Oversubscription Right.

     (b) A Shareholder may exercise his Basic Subscription Right and Oversubscription Right by delivery to the Agent at its corporate office specified in the Prospectus of (i) the Subscription Certificate with respect thereto, duly executed by such Shareholder in accordance with and as provided by the terms and conditions of the Subscription Certificate, together with (ii) the estimated subscription price for each share of Common Stock subscribed for by exercise of such Rights, in United States dollars by money order or check drawn on a bank located in the U.S. and in each case payable to the order of H & Q Healthcare Investors.

     (c) Rights may be exercised at any time after the date of issuance of the Subscription Certificates with respect thereto but no later than 5:00 P.M. New York City Time on such date as the Fund shall designate to the Agent in writing (the "Expiration Date"). For the purpose of determining the time of the exercise of any Rights, delivery of any material to the Agent shall be deemed to occur when such materials are received at the corporate office of the Agent specified in the Prospectus.

     (d) Not withstanding the provisions of Section 3(b) and 3(c) above regarding delivery of an executed Subscription Certificate to the Agent prior to 5:00 P.M. New York City Time on the Expiration Date, if prior to such time the Agent receives a properly completed and executed notice of guaranteed delivery in the form accompanying the Prospectus by facsimile (telecopier) or otherwise from a financial institution that is a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program, guaranteeing delivery of (i) payment of the full subscription price for shares purchased and subscribed for by virtue of a Subscription Certificate, and (ii) a properly completed and executed Subscription Certificate, then such exercise of Basic Subscription Rights and Oversubscription Rights shall be regarded as timely, subject, however, to receipt of the duly-executed Subscription Certificate by the Agent within five business days after the Expiration Date and receipt of full payment within ten business days after the Confirmation Date (as defined below).

     (e) On a date (the "Confirmation Date") that is no later than ten business days after the Pricing Date (as defined in the Prospectus), the Agent shall send a confirmation to each Shareholder (or, for shares of Common Stock on the Record Date held by Cede & Co. or any other depository or nominee, to Cede & Co. or such other depository or nominee), showing (i) the number of shares acquired pursuant to the Basic Subscription Rights, (ii) the number of shares, if any, acquired pursuant to the Oversubscription Rights, (iii) the per share and total purchase price for the shares, (iv) any amount payable to the Shareholder pursuant to Section 8 below, and (v) any additional amount payable by the Shareholder to the Fund or any excess to be refunded by the Fund to the Shareholder, on the Pricing Date. Any additional payment required from a Shareholder must be received by the Agent within ten business days after the Confirmation Date. Any excess payment to be refunded by the Fund to a Shareholder shall be mailed by the Agent to the Shareholder as provided in Section 6 below.

4. Pursuant to the terms of the Prospectus, the Fund reserves the right to increase the number of shares of common Stock subject to subscription by up to 25% (any such, an Increased Allocation"). The Agent shall confer with the Fund concerning the Fund's decision as to whether or not to undertake an Increased Allocation. If, after allocation of shares of Common Capital Stock to persons exercising Basic

     Subscription Rights, there remain unexercised Rights (taking into account any Increased Allocation elected by the Fund), then the Agent shall allot the shares issuable upon exercise of such unexercised Rights (the "Remaining Shares") to persons exercising Oversubscription Rights, in the amounts of such oversubscriptions. If the number of shares for which Oversubscription Rights have been exercised is greater than the Remaining Shares, the Agent shall allot the Remaining Shares to the persons exercising Oversubscription Rights pro rata based solely on the number of shares of Common Stock held on the Record Date.

5. All proceeds from the exercise of Rights shall be held by the Agent in a segregated, interest-bearing account in the name of the Fund. The Agent shall advise the Fund immediately upon the completion of the allocation set forth above as to the total number of shares subscribed and distributable.

6. (a) The Agent shall mail to the Shareholders as soon as practicable after the Confirmation Date and after full payment for the shares subscribed for has cleared: (i) certificates representing those shares purchased pursuant to exercise of Basic Subscription Rights and those shares purchased pursuant to the exercise of Oversubscription Rights; and
          (ii) in the case of each Shareholder who subscribed and paid for shares at an estimated Subscription Price greater than the actual Subscription Price, a refund in the amount of the difference between the estimated Subscription Price and the actual Subscription Price.

     (b) The Agent shall deliver the proceeds of the exercise of Rights to the Fund as promptly as practicable, but in no event later than 20 business days after the Confirmation Date.

7. (a) The Agent shall account promptly to the Fund with respect to Rights exercised and concurrently account for all monies received and returned by the Agent with respect to the purchase of shares of Common Stock upon the exercise of Rights.

     (b) The Agent will advise the Fund and Prudential Securities Incorporated (the "Dealer Manager") from day to day during the period of, and promptly after the termination of, the Offer as to all the names and addresses of Rightsholders exercising Rights, the total number of Rights exercised by each Rightsholders during the immediately preceding day (indicating the total number of Rights verified to be proper form for exercise, rejected for exercise and being processed) and the number of Rights exercised on Subscription Certificates indicating the Dealer Manager or such soliciting broker as the broker-dealer with respect to such exercise and such other information as the Fund or the Dealer Manager may reasonably request.

     (c) The Agent shall notify the Fund and the Dealer Manager no later than 5:00 p.m., New York time, on the first business day following the Expiration Date, of the number of Rights exercised, the total number of Rights verified to be in proper form for exercise, rejected for exercised and being and being processed, and the number of Rights exercised on Subscription Certificates indicating the Dealer Manager or such soliciting broker as the broker-dealer with respect to such exercise and such other information as the Fund or the Dealer Manager may reasonably request.

     (d) Upon request of the Fund after the Confirmation Date, the Agent shall notify the Fund, and at the Fund's request the Dealer Manager of any Right with respect of which the full amount due upon the exercise thereof has not been received and the soliciting broker, if any, specified as the broker-dealer with respect to such right.

8. In the event the Agent does not receive, within ten business days after the Confirmation Date, any amount due from a Shareholder as specified in
     Section 3 (e), then it shall take such action with respect to such Shareholder's Rights as may be instructed in writing by the Fund, including without limitation (i) applying any payment actually received by it toward the purchase of the greatest whole number of shares of Common Stock which could be acquired with such payment, (ii) allocating the shares subject to such Subscription Rights to one or more other Shareholders, and (iii) selling all or a portion of the shares of Common Stock deliverable upon exercise of such Rights on the open market, and applying the proceeds thereof to the amount owed.

 9. No Subscription Certificate shall entitle a Shareholder to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in any Subscription Certificate be construed to confer upon any Shareholder any of the rights of a shareholder of the Fund or any right to vote, give or withhold consent to any action by the Fund (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting shareholders or receive dividends or otherwise, until the Rights evidenced thereby shall have been exercised and the shares of Common Capital Stock purchasable upon the exercise thereof shall have become deliverable as provided in this Agreement and in the Prospectus.

10. If there shall be delivered to the Agent (i) evidence to the Agent's and the Fund's satisfaction of the destruction, loss or theft of any Subscription Rights and (ii) such security or indemnity as may be required by the Agent or the Fund to save each of them harmless, then, in the absence of notice to the Agent that the Rights evidenced by such Subscription Rights have been acquired by a bona fide purchaser, the Agent may issue a new Subscription Certificate for a like number of Rights in substitution for the Subscription Certificate so lost, stolen or mutilated or destroyed.

11. (a) The Fund covenants that all shares of Common Stock issued on exercise of Rights will be validly issued, fully paid, non-assessable and free of preemptive rights.

     (b) Upon request, the Fund shall furnish to the Agent an opinion of counsel or other evidence satisfactory to the Agent to the effect that a registration statement is then in effect with respect to its shares of Common Stock issuable upon exercise of the Rights set forth in the Subscription Rights. Upon written advice to the Agent that the Securities and Exchange Commission shall have issued or threatened to have issued any order preventing or suspending the use of the Prospectus, or if for any reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, the Agent shall cease acting hereunder until receipt of written instructions from the Fund and such assurances as it may reasonably request that it may comply with such instruction without violations of the Act.

12. (a) Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to the corporate trust business of the Agent, shall be the successor to the Agent hereunder without the execution or filing of any document by any of the parties hereto, provided that such corporation would be eligible for appointment as a successor to the Agent. In case at the time such successor to the Agent shall succeed to the agency created by this Agreement, any of the Subscription Certificates shall have been countersigned but not delivered, any such successor to the Agent may adopt the countersignature of the Agent and deliver such Subscription Certificates as countersigned, and in case at that time any of the Subscription Certificates shall not have been countersigned, the successor to the Agent may countersign such Subscription Certificates either in the name of the Agent or in the name of the successor Agent, and in all such cases such Subscription Certificates shall have the full force and legal effect provided in the Subscription Certificates and in this Agreement.

     (b) If, at any time, the name of the Agent shall be changed and at such time any of the Subscription Certificates shall have been countersigned but not delivered, the Agent may adopt the countersignature under its prior name and deliver Subscription Certificates so countersigned, and in case at that time any of the Subscription Certificates shall not have been countersigned, the Agent may countersign such Subscription Certificates either in its prior name or in its changed name, and in all such cases such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

13. The Fund agrees to pay to the Agent at the completion of the offering, on demand of the Agent, reasonable compensation for all services rendered by it hereunder and also its reasonable out-of-pocket expenses and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder as set forth in Schedule A (attached).

14. The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

     (a) Whenever in the performance of its duties under this Agreement the Agent shall deem it necessary or desirable that any fact or matter be proved or established, prior to taking or suffering any action hereunder, such fact or matter (unless prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board or President or a Vice President or the Secretary or Assistant Secretary or the Treasurer of the Fund delivered to the Agent, and such certificate shall be full authorization to the Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (b) The Agent shall not be responsible for and the Fund shall indemnify and hold the Agent harmless from and against, any and all losses, damages, costs, charges, counsel feels, payments, expenses and liability arising out of or attributable to all actions of the Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

     (c) The Agent shall be liable hereunder only for its own negligence or misconduct, and for the negligence or misconduct of its agents or subcontractors.

     (d) Nothing herein shall preclude the Agent from acting in any other capacity for the Fund or for any other legal entity;

     (e) The Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any officer or assistant office of the Fund and to apply to any such officer or assistant officer of the Fund and to apply to any such officer of the Fund for advice or instructions in connection with its duties, and shall be indemnified and not be liable for any action taken or suffered by it in good faith in accordance with instructions of any officer or assistant officer of the Fund; and

     (f) The Agent shall be indemnified and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in reliance upon any Subscription Certificate or Certificate for Common Stock, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document that it reasonably believes to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

15. The Agent may, without the consent or concurrence of the Shareholders in whose names Subscription Certificates are registered, by supplemental agreement or otherwise, concur with the Fund in making any changes or corrections in a Subscription Certificate that it shall have been advised by counsel (who may be counsel for the Fund) is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provisions of the Subscription Certificate or the Prospectus except insofar as any such change may confer additional rights upon the Shareholders.

16. All the covenants and provisions of this Agreement by or for the benefit of the Fund or the Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

17. The validity, interpretation and performance of this Agreement shall be governed by the law of the Commonwealth of Massachusetts.

18. All capitalized terms used herein and not defined herein shall have the meaning specified in the Prospectus.

19. The name H & Q Healthcare Investors is the designation of the Trustees for the time being under a Declaration of Trust dated October 31, 1986, as amended, and all persons dealing with H & Q Healthcare

     Investors must look solely to the trust property for the enforcement of any claim against H & Q Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of H & Q Healthcare Investors

STATE STREET BANK AND TRUST COMPANY             H & Q HEALTHCARE INVESTORS


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Signature                                       Signature

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Title                                           Title

          BOSTON
        EQUISERVE


                                   AGREEMENT
                     FOR SUBSCRIPTION/ESCROW AGENT SERVICES

                                    between

                            H&Q HEALTHCARE INVESTORS

                                      and

                       STATE STREET BANK & TRUST COMPANY


This Agreement sets forth the terms and conditions under which State Street Bank & Trust Company ("State Street Bank") will serve as Subscription/Escrow Agent, pursuant to the terms and conditions set forth in the Prospectus of H&Q Healthcare Investors with respect to the Rights Offering, as the same may be amended or supplemented.

A. TERM

The term of this Agreement shall be for a period of six (6) months, commencing from the effective date of this Agreement December 1, 1996.

B. FEES FOR SERVICES

For the services stated in Section C provided by State Street Bank under this Agreement, H&Q Healthcare Investors:


  $5,000.00      Administrative Fee
    $.60         Per Subscription Certificate Issued and Mailed (if Machine
                 Enclosed)
      $9.00      Per Subscription Certificate Received and Processed for each
                 Beneficial Holder and Registered Holder
     $12.00      Per Defective Subscription Certificate Received and
                 Processed (Telephone Calls if Necessary)
     $15.00      Per Notice of Guaranteed Delivery Received
      $1.00      Per Account, for Proration
      $1.25      Per Refund Check Issued
      $1.00      Per Broker Split Certificate Issued
      $3.00      Per Withdrawal of Subscription Certificate, If Applicable
  $1,000.00      New York Window Fee Upon Expiration
  $3,000.00      Per Offer Extension
  $4,000.00      Escrow Agent Fee to Handle Daily Investment of Funds
                 Received (Optional)

H&Q HEALTHCARE INVESTORS
Page 2

C. STANDARD SERVICES

State Street Bank & Trust agrees to provide the following services to H&Q Healthcare Investors in accordance with the standard fees set forth in Section B hereinabove.

1.   Designation of an operational Task Force
2.   Design of Subscription Certificate
3. Calculating Rights to be distributed to each shareholder according to the formula approved by H&Q Healthcare Investors
4. Issuance and mailing of Subscription Certificates to registered shareholders
5.   Preparation of a daily exercise journal
6.   Tally of Rights received and exercised or sold
7.   Receipt summation and investment of checks received
8.   Affixing legends to appropriate stock certificates, where applicable
9.   Issuance and mailing of stock certificates or checks
10. Handling of shareholder inquiries related to the rights offerings as referred by the Information Agent
11. Reminder calls to shareholders who have not exercised their Subscription Certificates as determined by State Street Bank and H&Q Healthcare Investors
12. Calculation, issuance and mailing of proration and/or over-subscription checks if applicable

D. LIMITATIONS*

Fees effective for a period of one (1) year following the effective date of the Agreement.

E. ITEMS NOT COVERED

     Items not included in the fees set forth in this Agreement for "Standard Services" or in Section B hereinabove are to be billed separately, on an appraisal basis.

     Services required by legislation or regulatory fiat which become effective after the date of this Agreement shall not be a part of the Standard Services and shall be billed by appraisal.

     All out-of-pocket expenses such as postage, insurance, stationery, facsimile charges, cost of disposal of excess material, etc. will be billed as incurred.

     Funds to cover postage expenses in excess of $5,000 for shareholder mailings must be received by State Street Bank one business day prior to the scheduled mailing date. Postage expenses less than $5,000 will be billed as incurred.

     Overtime charges will be assessed in the event of late delivery of material for mailings to shareholders unless the mail date is rescheduled. Such material includes, but is not limited to: Subscription Certificate, Notice of Guaranteed Delivery, Return Envelope, Shareholder Letter, W-9 Guideline Form, and Prospectus. Receipt of material for mailing to shareholders by State Street Bank Mail Unit must be in accordance with Shareholder Services' Schedule of Required Material Delivery Time Frames.

F. MINIMUM FEE

     $10,000.00 (should the Offer be canceled for any reason after a period of active involvement)

H&Q HEALTHCARE INVESTORS
Page 3

G. PAYMENT FOR SERVICES

     It is agreed that the Administrative Fee of $3,000.00 will be paid in advance and the remaining fees for services rendered will be paid on a monthly basis.

H. ASSIGNABILITY

     State Street Bank and Trust may, with the consent of the Company, subcontract for the performance hereof with (i) Boston EquiServe, L.P., a Delaware limited partnership which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934 ("Section 17A(c)(2)"), (ii) a subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(2), (iii) an affiliate, or (iv) other subcontractors, which consent will not be unreasonably withheld; provided, however, that State Street Bank and Trust shall be as fully responsible to the Company for the acts or omissions of any subcontractor as it is for its own acts or omissions.

I. CONFIDENTIALITY

     The pricing information contained in this Agreement is confidential and proprietary in nature. By receiving this Agreement, H&Q Healthcare Investors agrees that none of its directors, officers, employees, or agents without the prior written consent of State Street Bank, will divulge, furnish or make accessible to any third party, except as permitted by the next sentence, any part of this Agreement or information in connection therewith which has been or may be made available to it. In this connection, H&Q Healthcare Investors agrees that it will limit access to the Agreement and such information to only those officers or employees with responsibilities for analyzing the Agreement and to such independent consultants hired expressly for the purpose of assisting in such analysis. In addition, H&Q Healthcare Investors agrees that any persons to whom such information is properly disclosed shall be informed of the confidential nature of the Agreement and the information relating thereto, and shall be directed to treat the same appropriately.

J. CONTRACT ACCEPTANCE

     In witness whereof, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Agreement.

STATE STREET BANK & TRUST COMPANY              H&Q HEALTHCARE INVESTORS


By:                                        By:
       -----------------------------            ---------------------------
Title:  Administration Manager             Title:
       -----------------------------            ---------------------------
Date: December 5, 1996                     Date:
       -----------------------------            ---------------------------